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Exhibit 10.1

SPONSORSHIP MARKETING AGREEMENT

        Sponsorship Marketing Agreement ("Agreement"), dated as of April 1, 2002 ("Effective Date"), between Ticketmaster L.L.C., a Delaware limited liability company, having its principal office at 3701 Wilshire Boulevard, Los Angeles, California 90010 ("Ticketmaster"), and American Express Travel Related Services Company, Inc., a New York corporation located at 200 Vesey Street, New York, New York 10285 ("Amex"). This Agreement shall be deemed to include all Exhibits and Schedules attached hereto.

        WHEREAS, the intention of Ticketmaster and Amex is to form a strategic alliance and to set forth herein their agreement and understanding with respect to their formation of such strategic alliance;

        WHEREAS, the parties will enter into a relationship for a three year sponsorship agreement in the Territory (defined in Section I below), involving specific agreed-upon promotional activities and strategies and to explore synergies and use efforts to stimulate Amex Card usage and increase the volume of Ticketmaster transactions;

        WHEREAS, Ticketmaster conducts advertising and promotion in a variety of media and may expand to other media in the future including media now known or hereafter developed; and

        WHEREAS, Ticketmaster has offered to Amex, and Amex has agreed to accept, an exclusive sponsorship opportunity ("Sponsorship Opportunity," "Sponsorship") to be the only credit card company promoted and advertised by Ticketmaster in certain sponsorship media referred to herein;

        NOW, THEREFORE, in consideration of the promises, mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto agree as follows:

        For ease of reference, this Agreement sets forth the following provisions:

I. DEFINITIONS.

"Amex Card" = a general purpose payment card bearing an American Express name, logo, trademark, service mark or copyright is called the "Amex Card" or "American Express Card." The person whose name is embossed on the face of the Amex Card is the "Cardmember", and all amounts payable by Cardmembers for purchases made with the Amex Card are called "Charges".

"Business Day" = a day other than Saturday, Sunday, national holidays, or any other day on which banks in the City of New York are permitted or required to be closed.

"Call Center Agents" = telemarketing center service representatives or employees of Ticketmaster, whether live or recorded voice.

"Card Service Agreement" = that certain agreement, entitled "Agreement for American Express Card Acceptance" dated as of April 1, 1999 by and between Ticketmaster and Amex governing acceptance of the Amex Card by Ticketmaster, certain direct and indirect subsidiaries and affiliates of Ticketmaster and by Ticketmaster Outlets in the Territory.

"Competing Credit Card Company" = means any company that directly competes with Amex with respect to any general purpose payment card (including, by way of example and not limitation, MasterCard, Visa, Discover/NOVOUS, Diners Club, Carte Blanche and JCB), and any financial institution to the extent it issues a general purpose payment card, but only with respect to the issuance of any such general purpose payment card.

"Confidential Information" = this Agreement and all information conveyed by either party to the other party relating to the disclosing party's business, which is designated by the disclosing party in writing as proprietary and confidential, subject to the provisions of Section III.F of this Agreement.

"Customer Lists" = the list(s) maintained by Ticketmaster of those consumers who have ordered Tickets to an event through the services provided by Ticketmaster as agent for various venues and/or promoters or purchased merchandise through the Ticketmaster System at any time and from time to time, including prior to the date of this Agreement.

"Force Majeure" = any reason which is beyond any party's control, such as boycotts, war, acts of God, labor troubles, strikes, restraints of public authority, or any similar occurrence in which a party is unable to perform its obligations hereunder.

"Internet" = In general, a collection of networks connected to each other using TCP/IP technology, and more particularly, for the purposes of this Agreement, the world wide web portion of the collection of networks through which users can interact with web sites.

"Materials" = the materials, which may include but not be limited to print matters (i.e. Tickets, Ticket envelopes, and Ticket mailing insets, if any), Call Center Agents' scripts, text code for Internet web pages, and any other materials which Ticketmaster or Amex agrees in its discretion to cause to be prepared, distributed, published, posted or disseminated from time to time, to consumers of Ticketmaster appearing on the Customer Lists, Cardmembers, or Prospects as provided for herein.

"Phone Names" = means the names, and other personally identifiable information (other than Email addresses or credit card information), that Ticketmaster collects from people purchasing Tickets over the phone and through the IVR system.

"Promotion Copy" = all advertising copy for any and all of the Materials, including print materials, telemarketing script copy, radio scripts, and text code for electronic and Internet marketing.

"Prospects" = members of the general public to whom the Sponsorship may be advertised by Ticketmaster and who may consider purchasing Tickets or merchandise through Ticketmaster through any distribution channel.

"Sponsorship Media" = shall mean, collectively, and as such categories may be expanded from time to time pursuant to this Agreement, Internet promotion, telephone sales promotion, and Print promotion, as such terms are defined and set forth more particularly in this Agreement.

"Territory" = shall mean the United States of America (including the 50 United States and Washington, D.C., the U.S. Virgin Islands and Puerto Rico).

"Ticketing" = shall mean the sale of Tickets through the Ticketmaster System.

"Ticketmaster" = shall mean, for the purpose of the performance of Ticketmaster's obligations under this Agreement, Ticketmaster L.L.C. and not Ticketmaster Corporation or Ticketmaster Group or any other live event ticketing unit or affiliate owned by any of them including, without limitation, TicketWeb, Inc., TM VISTA, Inc. and ReserveAmerica Holdings, Inc., unless such unit or affiliate is listed in Exhibit C, and not any entity engaged in live event ticketing that is acquired by any of them or Ticketmaster L.L.C. during the Term unless Ticketmaster and Amex agree to amend Exhibit C to include such entity.

"Ticketmaster Controlled Media" = shall mean print materials and advertisements directly produced and primarily controlled by Ticketmaster but shall not include media or advertisements primarily controlled by third parties which receive advertising allowance from Ticketmaster.

"Ticketmaster Outlets" = shall mean retail ticket selling agencies owned and controlled by third parties which have entered into agreements with Ticketmaster to make Tickets available through the Ticketmaster System.

"Ticketmaster System" = shall mean the hardware, software, related procedures and personnel, repair and maintenance services established and maintained by Ticketmaster for the purpose of selling, auditing and controlling the sale of Tickets for events or merchandise.

"Tickets" = means a printed evidence of the right occupy space at or to attend an event.

Other terms used herein shall have the meanings ascribed to them throughout this Agreement.

II. THE PROMOTION

A.
Term. The term of this Agreement shall commence on the Effective Date and remain in effect for a period of three (3) years through April 12, 2005, unless terminated pursuant to the terms of this Agreement (the "Term").

B.
Consideration. In consideration of Ticketmaster fulfilling its material obligations under this Agreement, Amex will pay to Ticketmaster (a) ** during each calendar year of the Term, payable on a quarterly basis in equal amounts of **, in advance, with the first payment due on execution hereof and future payments due on or within five (5) Business Days after July 12 (being the payment for the third calendar quarter of the year), October 12 (being the payment for the fourth calendar quarter of the year), January 12 (being the payment for the first calendar quarter of the year) and April 12 (being the payment for the second calendar quarter of the year), etc., of each year; provided that the payment made by Amex of ** on or about April 12, 2002 shall be applied to the payment due on execution ("Sponsorship Cash").

C.
Special Cardmember Services.

1.
Provided that Ticketmaster has not received a written notice of default which has not been cured, Amex will provide Cardmember servicing support to Ticketmaster each month in the amount of ** of Ticketmaster's previous month's Net Volume. The date Amex accepts a Charge is the Business Day Amex receives it at the office Amex has designated for the receipt of Charges from Ticketmaster. If during the Term Ticketmaster acquires any entity engaged in live event ticketing, the parties will mutually determine whether the Charges submitted by that entity to Amex will be included in the Net Volume and, if they agree that such Charges should be included, will amend Exhibit C accordingly.

** Ticketmaster has requested from the SEC confidential treatment of this information. A complete copy of this Exhibit has been sent to the SEC along with a request that this information be kept confidential.

  2.
  Payment of Amex's Cardmember servicing support to Ticketmaster shall be made on the twentieth (20th) day of each month based on the prior calendar month's Net Volume; provided, however, that if the twentieth (20th) day of the month is not a Business Day, then payment shall be made on the next Business Day. If Amex cannot calculate Ticketmaster's actual Net Volume for the previous month in order to make timely payment, such payment shall be made based on a reasonably determined estimate of such volume and the next monthly payment shall be adjusted to reflect the correct amount due based on the actual Net Volume for such month.

  3.
  During the Term of this Agreement and for one (1) year after its termination or expiration, Amex will maintain accurate records with respect to the calculation of the Net Volume. Ticketmaster shall have the right, at its expense, to audit Amex's books and records for the sole purpose of certifying the accuracy of records and payments made pursuant to this Section C. Such audits will be made not more than once per year, on not less than fifteen (15) days prior written notice, during regular business hours, and by nationally recognized auditors. If the auditor's figures reflect Net Volume higher than those reported by Amex, Amex will pay the difference, and if the auditor's figures vary more than five percent (5%) from the figures provided by Amex, Amex will also pay the reasonable cost of the audit.

  4.
  Capitalized terms used in this Section II.C. without definition have the meanings ascribed thereto in the Card Service Agreement.

D.
Sponsorship. Amex will be the "official card" of Ticketmaster. Accordingly, other than indicating that it accepts other payment methods (as more specifically addressed below), Ticketmaster will not promote any payment card of a Competing Credit Card Company. Ticketmaster will use all commercially reasonable efforts to ensure that Ticketmaster Outlets do not promote any payment card of a Competing Credit Card Company to purchasers of Tickets at Ticketmaster Outlets. The foregoing promotional limitation shall not apply (i) when a Competing Credit card Company sponsors or "presents" an event, tour or venue for which Ticketmaster sells Tickets; or (ii) when a Ticketmaster client or the sponsoring Competing Credit Card Company requires that an event or events be made available exclusively to customers of the Competing Credit Card Company. When Ticketmaster, or a Ticketmaster Outlet that accepts the Amex Card, lists each of the payment methods it accepts for the sale of goods or services using the Ticketmaster name, the Amex Card shall be identified as the "official card" of Ticketmaster and shall be at least as prominently displayed as other payment methods. Nothing in this Agreement shall prevent Ticketmaster from accepting any other form of payment, including cards of Competing Credit Card Companies, for the purchase of Tickets. Notwithstanding the foregoing, Ticketmaster agrees that the Amex Card will not be described or shown as the "official card" of Ticketmaster on any secondary ticket exchange owned, controlled or operated by Ticketmaster.

E.
Marketing. Ticketmaster shall market the Sponsorship Opportunity in the manner hereinafter described.

1.
Gold Card Events (GCE)

a.
Consistent with manner in which Ticketmaster has supported Amex's Gold Card Events Program during the ninety (90) days prior to the Effective Date, Ticketmaster shall support Amex's Gold Card Events program ("GCE Program") in the below manner. GCE Programs provide eligible Cardmembers access to prime ticket allotments, pre-sales and other promotions. Subject to implementation dates set forth elsewhere herein, for both GCE phone sales and online sales, Ticketmaster shall insure that only Cardmembers qualify for the GCE Program and will be permitted to purchase Tickets to any GCE Program promotion (i.e. standard GCE Program allotments and GCE Program pre-sales) and will use commercially reasonable efforts to only allow holders of GCE-eligible Cards to purchase Tickets to any GCE Program promotion. Notwithstanding the foregoing, Amex acknowledges that the Ticketmaster interactive voice response system (the "IVR") cannot distinguish between GCE-eligible Cards and other Amex Cards and, therefore, with respect to the IVR, Ticketmaster will use commercially reasonable efforts to only allow holders of an Amex Card to purchase Tickets to any GCE Program promotion, where applicable. Amex shall be solely responsible for securing GCE Program Ticket allotments and the consent of venues and/or promoters to participate in the GCE Program. Such consent shall be in a form and manner reasonably acceptable to Ticketmaster.

i.
Ticketmaster shall provide dedicated phone lines in markets as needed to fulfill the GCE Program;

      ii.
      Ticketmaster shall provide call center staff to handle anticipated call volume for both GCE general allotments and for GCE pre-sales;

      iii.
      Ticketmaster shall provide training for those Ticketmaster call center staff for the GCE Program;

      iv.
      Ticketmaster shall provide proper scripting, on-screen prompts, messaging, and other materials to allow the Ticketmaster call center staff to efficiently process GCE Program orders;

      v.
      Ticketmaster shall make available to Ticketmaster staff handling the GCE Program the details of specific GCE Program events within mutually agreed upon timeframes following written notification of such specific details of such GCE Program events from Amex; and

      vi.
      Ticketmaster will facilitate redemption by Cardmembers of Amex MR points to purchase Tickets through the GCE Program.

    b.
    Ticketmaster shall comply with the following:

    i.
    Reporting: Commencing July 12, 2002, Ticketmaster shall deliver reports to Amex on a weekly basis containing information on the number of overall Ticketmaster ticket sales for the GCE Program events; the number of specific sales made by purchasers using the Card for such GCE Program events; and the charge volume of all such Card sales (broken out by phone, internet and outlet channels). Commencing no later than fourteen (14) weeks after the Effective Date, Ticketmaster shall deliver weekly reports to Amex for Ticketmaster ticket sales and charge volume on all GCE Program events by event and by market, flagged by Amex or its agent by sale class or sale type. As a condition for receiving such GCE Program reports, Amex shall obtain prior consent from the Ticketmaster client holding such GCE Program events, in a form and substance reasonably acceptable to Ticketmaster. The reports shall be delivered by Ticketmaster to Amex in a mutually agreeable format;

    ii.
    VR Messaging on GCE phone lines: Commencing two (2) weeks after the Effective Date, and in addition to the obligations described on the Media Plan (defined below), Ticketmaster shall add to the voice response system for those phone lines dedicated to the GCE Program a mutually agreeable promotional script for the GCE website, GCE email information or any other GCE-specific promotional messaging, subject to compliance with Ticketmaster's standard operating parameters for telephone prompts and messages;

    iii.
    VR Messaging on General Ticketmaster Phone Lines: In accordance with the Media Plan set forth on Exhibit A (the "Media Plan"), Ticketmaster will add to the voice response system for its general phone lines a mutually agreeable (in length and content) introductory script and, during the "music-on-hold" portion, a mutually agreeable (in length and content) promotional script for the GCE Program;

    iv.
    Impact of Sold Out GCE Tickets: In the event that GCE Program tickets are no longer available for a particular event, Ticketmaster will allow GCE Program customers on the dedicated GCE Program phone lines to stay on the line to attempt to purchase general ticket inventory for same event if Amex notifies Ticketmaster of its request to facilitate such procedure. Ticketmaster recommends against this due to potential for abuse by non-GCE Cardmembers resulting in increased cost to Amex and harm to the exclusive nature of GCE Program dedicated phone line.

      v.
      Collection of Cardmember Emails: Commencing ninety (90) days after the Effective Date, during the ticket purchase process on those phone lines dedicated to the GCE Program, Ticketmaster will request email addresses and consent to transfer credit card information from Ticketmaster to Amex from Cardmembers who complete ticket purchases. Ticketmaster will forward all such collected email addresses and card information to Amex in a mutually agreeable format and in accordance with a mutually agreeable schedule which will be no less frequently than monthly. All scripting related to the collection of such emails and such consents shall be subject to mutual agreement between the parties and shall be in accordance with Ticketmaster's then current privacy policies and practices;

      vi.
      Call Center Visits: In accordance with a mutually agreeable, pre-determined, schedule (which shall, in any event, be no more frequently than quarterly), Amex shall be permitted to visit Ticketmaster call centers featuring Ticketmaster management staff working on the GCE Program;

      vii.
      Call Monitoring: In accordance with past practice and procedure, Ticketmaster and Amex will conduct monthly, joint, remote monitoring sessions of live calls on those phone lines dedicated to the GCE Program. Ticketmaster personnel will attend every Amex remote monitoring session. The schedule for such remote monitoring sessions will be mutually agreed between the parties;

      viii.
      Transaction Reports: Upon forty (45) days prior written notice, and no more than twice per year during the term, Amex may request a detailed "GCE Program transaction" report, provided that Amex delivers, together with such notice, a list of the specific GCE Program events names, dates and places to be covered in such report. Ticketmaster shall then provide a report detailing, by purchaser, the transaction data, including credit card number, for all Cardmember purchasers for such identified GCE Program events. All such transaction data shall be provided to Amex in accordance with Ticketmaster's then current privacy policy.

      ix.
      Phone Line Charges: Ticketmaster will provide all phone lines dedicated to the GCE Program at no additional cost to Amex, except that Amex will reimburse Ticketmaster for per minute charges of the ACD line usage on any 800 number phone lines; and

      x.
      National Phone Number: Notwithstanding Section II.E.1.b.ix above, at Amex's cost, and subject to Amex's approval, TM will implement one national phone number dedicated to the GCE Program.

    c.
    Establishment of Metrics:

    i.
    Hold Time Benchmark: Commencing on April 12, 2002, at a minimum, Ticketmaster agrees that the average wait time (any call in queue for sales agent support) over the course of each quarter for telephone calls answered by an agent for the GCE Program dedicated phone lines ("Measurement Calls") shall not exceed one hundred and thirty-five (135) seconds ("Hold Time Benchmark"). Amex and Ticketmaster agree that the Hold Time Benchmark described in this sentence shall apply to aggregated quarterly telephone calls received. If for any reason Ticketmaster does not achieve the stated target, Ticketmaster will thereafter use all commercially reasonable efforts to answer such telephone calls within the target average time period as quickly as possible.

    ii.
    Penalties: In the event that Ticketmaster fails to meet the Hold Time Benchmark set forth above for any quarter during the term, then Amex may reduce its next quarterly payment to Ticketmaster by ** per each six second increment that the actual average hold time of all Measurement Calls for the previous quarter exceeded the Hold Time Benchmark described above.

      iii.
      Reports: Commencing on the Effective Date, on a monthly basis during the term, Ticketmaster shall provide Amex with reports for the GCE Program dedicated phone lines detailing the number of calls handled by Ticketmaster call centers, average talk time, abandon rate, call order conversion and average wait time. In addition, commencing on July 8, 2002, Ticketmaster will incorporate into such report the average number of tickets sold per order.

      iv.
      Annual Satisfaction Survey: Amex will be entitled to conduct, at its own expense, an annual customer satisfaction survey. Ticketmaster agrees to meet with Amex to discuss the results of such survey and to work in good faith to address any issues, which arise from such survey and review.

    d.
    On-line Ticketing:

    i.
    Internet Sales: No later than October 1, 2002, Ticketmaster shall implement online ticketing for all GCE Program events, including all general ticket sales and all pre-sales ("Online Ticketing Launch"), such implementation to include limiting the ability to purchase GCE Program allocated tickets to Cardmembers only and Ticketmaster will use commercially reasonable efforts to so limit the access of such GCE Program allocated tickets to GCE eligible Cards only. Ticketmaster will facilitate redemption by Cardmembers of Amex MR points to purchase Tickets through the GCE Program.

    ii.
    Penalties: In the event the Online Ticketing Launch is delayed beyond October 15, 2002, then, for each calendar quarter thereafter that the Online Ticketing Launch Date is delayed, Amex may reduce its payments to Ticketmaster by **. By way of example, in the event the Online Ticketing Launch does not occur until October 16, 2002 or later, then Amex may reduce its payment to Ticketmaster for the first quarter of 2003 by **; in the event the Online Ticketing Launch does not occur until January 16, 2003 or later, then Amex may reduce its payment to Ticketmaster for the second quarter of 2003 by **; and so forth.

** Ticketmaster has requested from the SEC confidential treatment of this information. A complete copy of this Exhibit has been sent to the SEC along with a request that this information be kept confidential.

      iii.
      Deep Links to ticketmaster.com: No later than October 1, 2002, Ticketmaster shall provide to Amex a ticketing feed which will permit Amex to place links on the GCE Program web site, hosted by Amex, that will link directly to the ticket purchase pages on ticketmaster.com for the GCE Program events ("GCE Pages"). The GCE Pages will be hosted by Ticketmaster and will feature the Amex trademarks and/or logos as determined by the parties (and similar to the NHL "painted pages" on ticketmaster.com), and will only allow the purchase of tickets using a Card for GCE Program events and will allow the purchase of tickets using any method of payment for non-GCE Program events. Ticketmaster shall test all such Ticketmaster links and GCE Pages prior to launching them to the general public. Ticketmaster shall provide links to such GCE Pages in Amex email newsletters sent by Ticketmaster in accordance with the Media Plan.

      iv.
      Upsells: Ticketmaster shall provide upsell opportunities on the ticketmaster.com web site for the Gold Card in accordance with the Media Plan.

    e.
    Distressed Inventory: Ticketmaster shall work in good faith to provide Amex with the following opportunities with regard to distressed ticket inventory:

    i.
    Ticketmaster Clients: Ticketmaster will use commercially reasonable efforts to cause Ticketmaster clients to provide Amex with promotional opportunities to provide distressed inventory to Cardmembers. Such promotional opportunities may take the form of discounted pricing marketed through Amex, Ticketmaster and the applicable Ticketmaster client; and

    ii.
    Amex/Gold Card Members: Ticketmaster will work with Amex and will use commercially reasonable efforts to cause Ticketmaster clients to offer unique benefits only to Amex Cardmembers and/or only to Amex Gold Card members consisting of promotions such as a "purchase one Ticketmaster ticket and receive one ticket for free" promotion. The parties may decide to pilot/test such promotion in a specific market first, prior to any national roll-out.

  2.
  Membership Rewards (MR)

  a.
  Exclusivity on Member Rewards: Amex shall be the only rewards redemption program ("Amex MR") related to a payment card product (debit, credit or charge card) accepted as a payment option at any Ticketmaster point of sale, either online or offline. For clarification, an airline reward program linked to a credit card is a rewards redemption program "related" to a payment card product. Amex MR will be the first redemption or loyalty partner listed among all redemption or loyalty programs listed for payment on ticketmaster.com except for those set forth in the sentence below. Notwithstanding anything in this Section II.E.2.a., such exclusivity shall not apply to (i) any redemption or loyalty program developed by Ticketmaster (provided that Ticketmaster does not relate any such redemption or loyalty program with a payment card product); (ii) any redemption or loyalty program operated by Ticketmaster on behalf of any Ticketmaster client which allowed members of that redemption or loyalty program to redeem their awards for that Ticketmaster client's tickets only; or (iii) any redemption or loyalty program operated by a Ticketmaster client which allowed members of that redemption or loyalty program to redeem their awards for that Ticketmaster client's tickets only.

  b.
  Implementation Schedule on Ticketmaster Phone System: No later than June 7, 2002, for calls answered by Ticketmaster call center staff, and no later than August 15, 2002, for calls answered using Ticketmaster's IVR system, from callers identifying themselves as Cardmembers, Ticketmaster shall make available to Cardmembers, as a regular method of payment for at least ** of all events, the ability to purchase tickets through redemption of Amex MR points on the phone ("MR Phone Access").

** Ticketmaster has requested from the SEC confidential treatment of this information. A complete copy of this Exhibit has been sent to the SEC along with a request that this information be kept confidential.

      i.
      Penalties: In the event MR Phone Access using Ticketmaster's call center staff does not occur until after June 7, 2002, and/or that MR Phone Access using Ticketmaster's IVR system does not occur until after August 15, 2002, then Amex may reduce its next quarterly payment to Ticketmaster by **. In addition, for each ninety (90) day period after the first ninety (90) day period after June 7, 2002 or August 15, 2002, as the case may be, that MR Phone Access is delayed, Amex may reduce its next quarterly payment to Ticketmaster by **. By way of example, in the event MR Phone Access does not occur until after June 7, 2002 but prior to September 5, 2002, then Amex may reduce its next quarterly payment to Ticketmaster by **; in the event MR Phone Access does not occur until September 5, 2002 but prior to December 4, 2002, then Amex may reduce its next quarterly payment to Ticketmaster by an another **; and so forth.

    c.
    Implementation Schedule on ticketmaster.com: No later than August 1, 2002, Ticketmaster shall make available to Amex Cardmembers, as a regular method of payment online for ** of all events, the ability to purchase tickets through redemption of Amex MR points ("MR Online Access").

    i.
    Penalties: In the event the MR Online Access does not occur until after August 1, 2002 but prior to November 1, 2002, then Amex may reduce its next quarterly payment to Ticketmaster by **. In addition, for each ninety (90) day period after November 1, 2002 that MR Online Access is delayed, Amex may reduce its payments to Ticketmaster by **. By way of example, in the event the MR Online Access does not occur until after November 1, 2002 but prior to February 1, 2003, Amex may reduce its payments to Ticketmaster by **; in the event the MR Online Access does not occur until February 1, 2003 but prior to April 30, 2003, Amex may reduce its payments to Ticketmaster by an another **; and so forth.

** Ticketmaster has requested from the SEC confidential treatment of this information. A complete copy of this Exhibit has been sent to the SEC along with a request that this information be kept confidential.

    d.
    Implementation Details: Ticketmaster and Amex shall use commercially reasonable efforts and work in good faith to implement MR Phone Access and MR Online Access (collectively, the "MR Program") within the time frame set forth above and in accordance with the following details:

    i.
    Operations implementation:

      1.
      Coordination of phone lines at Ticketmaster;

      2.
      Training of Ticketmaster representatives to ensure appropriate communication, transaction and quality standards are met;

      3.
      Monitoring sales to ensure proper inventory and accurate communication of availability;

      4.
      Managing ticket manifests to manage specific ticket access to Amex MR enrollees (if applicable);

      5.
      Test calling;

      6.
      Tracking and analysis;

      7.
      Managing and communicating customer service issues; and

          8.
          On a nightly basis during the Term, accurate data capture identifying Amex MR enrollees purchasing Tickets through redemption of Amex MR points and nightly batching and sending an information file related to these purchases to Amex in a mutually approved format, such information to include personally identifiable data about Amex MR purchasers, subject to Ticketmaster's then current privacy policy. The data each night will be four (4) days old due to processing lags. Ticketmaster will use best commercially reasonable efforts to compress the time between data capture and data transfer.

          9.
          Amex shall be solely responsible for all costs (including the value of the Ticket price and all related handling and other charges) associated with chargebacks related to Amex MR purchasers, including, but not limited to issues such as insufficient Amex MR points and purchasers who improperly identify themselves as Amex MR members.

          10.
          Ticketmaster will facilitate redemption by Cardmembers of Amex MR points to purchase Tickets through the GCE program.

          11.
          Ticketmaster and Amex agree to reasonably cooperate in an attempt to identify how to achieve a reduction in the number of Cardmembers not enrolled in Amex MR who purchase Tickets through the MR Program; provided, however, that nothing in this sentence will oblige either party to incur any cost or expense.

  3.
  Acquisition

  a.
  Customer List. Ticketmaster shall make available for limited use a list of its Phone Names (both Amex and non-Amex customers) to Amex in accordance with Ticketmaster's then current privacy policy and the Media Plan. Such list to include personally identifiable information and shall be segmented by:

      1.
      Top designated metropolitan areas;

      2.
      Customers by number of tickets purchased;

      3.
      Customers who purchased Broadway tickets (and quantity);

      4.
      Customers who purchased Fine Arts tickets (and quantity);

      5.
      Customers who purchased Concert tickets (and quantity); and

      6.
      Customers who purchased Sports tickets (and quantity).

  b.
  Interactive Channel (Ticketmaster Internet sales). In accordance with the Media Plan, Ticketmaster shall place links on ticketmaster.com, in Ticketmaster confirmation emails (emails sent to ticket purchasers confirming their Internet ticket purchase) and in other locations, linking to the page on an Amex web site, located atwww.americanexpress.com, where users may apply for an Amex Card.

  c.
  Ticketmaster Outlets. Ticketmaster will provide the following placements at Ticketmaster Outlets:

  i.
  Ticketmaster will use commercially reasonable efforts to place Amex provided plexi-glass holders, containing applications for Amex Cards and featuring the Amex trademark or logo, on the counter at Ticketmaster Outlets that accept the Amex Card; and

  ii.
  Ticketmaster will place an Amex trademark or logo on the Ticketmaster policy sign and Ticketmaster will use commercially reasonable efforts to cause such policy sign to be placed on the ticket counter at each Ticketmaster Outlets that accept the Amex Card.

  iii.
  Ticketmaster will check for such policy signs at Ticketmaster Outlets during Ticketmaster's regular Ticketmaster Outlet audit process. Ticketmaster will cause Ticketmaster Outlets to post such policy signs in accordance with this Section E.3.c., upon notice from Amex or a third party, or if non-compliance is discovered as a result of Ticketmaster's regular Ticketmaster Outlet audit process.

  4.
  Communication (Official Card)

  a.
  Ticketmaster shall place Amex developed targeted rich media on ticketmaster.com in accordance with the Media Plan.

  b.
  Ticketmaster will feature a minimum of 417,900,000 impressions for Amex across all Ticketmaster distribution channels as set forth in the Media Plan. All placement of such impressions on the ticketmaster.com home page will be mutually agreed upon and may not be animated.

    c.
    Amex shall have the ability to place and/or update (no more frequently than weekly) the below messaging:

    i.
    Phone prompts, as described below, are subject to and in accordance with the Media Plan:

      1.
      Telephone Interaction. The "telephone sales promotion" part of "Sponsorship Media" shall be as follows. Provided Ticketmaster is given reasonable notice, Amex and Ticketmaster will mutually determine the specific script and any changes thereto to the extent Amex is referenced, subject to the reasonableness of the script (e.g., concerning time limitations, legal objections, remarks disparaging third parties, etc.). During the Term, the aforesaid script rights shall apply to all Ticket and merchandise which Ticketmaster itself sells by phone.

      a.
      Consumer Calls. Scripts which state or incorporate the concept that "Ticketmaster proudly welcomes the American Express Card," shall be used by Ticketmaster, as follows:

      (i)
      Initial message to feature Amex in script:

                      The initial message featured in the Amex script shall be "Thank you for calling Ticketmaster, where we proudly accept the American Express Card and Membership Rewards points" Any changes to the above-referenced language shall be mutually agreed to by the parties. Communication of certain Cardmember benefits under this Agreement, as agreed to by both parties, shall also be communicated during the welcome message.

                      The words "Thank you for calling Ticketmaster, where we proudly accept the American Express Card and MembershipRewards points" shall be incorporated into any general or main information lines, where practicable and communication of certain Cardmember benefits, as agreed to by both parties, shall also be communicated during the welcome message on the general or main information lines where practicable (however, these requirements will not apply to any information lines which are co-sponsored, such as is the case with radio stations and certain dedicated telephone lines, all of which Ticketmaster shall disclose to Amex within thirty (30) days after the end of each calendar quarter). Any changes to the above-referenced language shall be mutually agreed to by the parties.

              (ii)
              "Music-on-hold" environment (at front end when callers are in queue only).

                      Ticketmaster agrees that Amex will be the exclusive credit card company which may advertise, provided that Ticketmaster may mention other credit cards in describing methods of payment and for ads run by local radio stations and for events sponsored by Competing Credit Card Companies during "music-on-hold." In addition to any other approval rights that Ticketmaster may exercise under this Agreement, Ticketmaster shall have reasonable approval over the length of any advertising during "music-on-hold".

            b.
            In method of payment script. When orders are taken by phone, Ticketmaster shall include the following words: "Our card of choice is American Express.

              Would you like to use your American Express card today?" Any changes to the above-referenced language shall be mutually agreed to by the parties.

            c.
            If Amex is the chosen payment option. the Call Center Agent may say, "Thank you for using the American Express Card", or words to that effect.

            d.
            Relating to certain events. In the event a Competing Credit Card Company sponsors or presents an event or venue, Ticketmaster may accurately identify the name of the event or venue or otherwise as the venue or Ticketmaster's client requires to the extent it relates to the presentation of the event (which presentation may include the name of the Competing Credit Card Company sponsor, if required) and, if such Competing Credit Card Company so requires, Ticketmaster may make Tickets available exclusively to holders of such competing card and such Competing Credit Card Company may exclude Amex as an acceptance method of payment. It is the intent of the parties hereto that this subsection be used only exceptionally and only for event(s) described in the first/second sentence of this subsection.

      ii.
      Online:

        1.
        Amex will be the "Official Card" of Ticketmaster.com;

        2.
        In accordance with the Media Plan, Ticketmaster shall develop and host a one to three page Amex mini-web site ("Amex Sitelet") accessible by a link from ticketmaster.com. The Amex Sitelet shall be designed by Ticketmaster (creative supplied by Amex and subject to Ticketmaster's reasonable approval). The Amex Sitelet shall feature information on Amex related promotions with Ticketmaster. The launch of the Amex Sitelet shall be in accordance with a mutually agreeable schedule.

        3.
        In accordance with the Media Plan, Ticketmaster shall feature GCE Program events, Amex MR, and Amex Card acquisition banners on ticketmaster.com;

        4.
        In accordance with the Media Plan, Ticketmaster will allow Amex to utilize internet prompts (standard ticketmaster.com ad units) to promote GCE Program events, Amex MR, acquisition or other Cardmember messages and/or benefits in accordance with Ticketmaster's standard advertising policies;

        5.
        In accordance with the Media Plan, Ticketmaster shall include a banner for "Amex (Ticketmaster Card of choice): Apply Now" with a direct link to the Amex web site; and

        6.
        Ticketmaster and Amex shall mutually determine creative and type of ad unit (other than a "pop-up" ad unit) to be presented to ticket purchasers after a purchase transaction is completed, where such purchaser did not use the Amex card, soliciting Amex card applications, in accordance with the Media Plan.

      iii.
      Media

        1.
        General

        a.
        Ticketmaster will include the MR logo and copy regarding the "ability to use points to buy tickets" on Ticketmaster media placements in accordance with the Media Plan, subject to Amex prior approval;

            b.
            Amex will have the right to use the Ticketmaster logo, name and phone number, subject to Ticketmaster's reasonable prior approval, in conjunction with the MR logo and tag line on any and all Amex MR marketing communication vehicles;

            c.
            Ticketmaster will insert specialized, targeted inserts/buckslips in up to twenty (20), event specific, ticket envelope mailings per year at Amex's written request. Amex will be responsible for producing the inserts, at Amex's sole cost, subject to Ticketmaster's prior reasonable approval; and

            d.
            In accordance with the Media Plan, Ticketmaster will include a Gold Card upgrade message on its ticket envelope.

          2.
          The print promotion, as described below, are subject to and in accordance with the Media Plan:

          a.
          Wherever the Ticketmaster phone number appears in Ticketmaster Controlled Media, the Amex logo and Amex-provided tag line will appear next to it (provided any space limitation allows use of the tag line), and the words "Ticketmaster Proudly Welcomes The American Express Card" or other words or logos acceptable to both parties shall be included in the manner set forth in the immediately following subsection in all of the following Ticketmaster Controlled Media:

          (i)
          Ticket envelope panels and flaps;

          (ii)
          mailing inserts;

          (iii)
          Event Guides; and

          (iv)
          any other print materials mutually agreed to.

              Ticketmaster shall use its reasonable efforts to cause third parties to promote the Amex Card on the print Materials in all non-Ticketmaster Controlled Media,.

            b.
            Size and Specifications. The size and specifications of the Amex logo will conform to those provided in Exhibit B attached hereto and made a part hereof, which contains a sample from which Ticketmaster will not materially deviate, without Amex's prior written approval.

            c.
            Ticket Envelope Panels.

            (i)
            On the Ticketmaster panel of the Ticket envelope, for only those Ticket envelopes included in the Media Plan, a distinguishable/recognizable Amex logo will appear in similar size and placement consistent with Ticketmaster's past custom and practices. A sample from which Ticketmaster will not materially deviate is incorporated as B to this Agreement. Ticketmaster will use diligent efforts to phase in the Amex logo on ticket envelopes as soon as it is commercially reasonable, but in any event the Amex logo will be phased entirely in within approximately ninety (90) days from the date hereof.

            (ii)
            For 5,000,000 Ticket envelopes per calendar year during the Term (as described in the Media Plan and not in addition to the obligations in the Media Plan), Amex will be entitled to have an entire panel for its own use. Amex will provide camera-ready art by applicable deadline which art may be changed up to four (4) times per calendar year and shall be subject to review and approval by Ticketmaster with respect to the collateral message, which approval may not be unreasonably withheld.

            d.
            Mailing Inserts. Amex may provide Ticketmaster with one (1) two (2)-sided insert of Amex's choice which insert may be changed up to eight (8) times per calendar year and shall be subject to review and approval by Ticketmaster, which Ticketmaster will include in 1,500,000 mailings per calendar year, including highly targeted inserts for 20 venue-level programs per year (as described in the Media Plan and not in addition to the obligations in the Media Plan) during the Term.

            (i)
            Amex will print and provide the inserts, at its sole cost and expense, in accordance with Ticketmaster's distribution procedures, size and an weight requirements.

            (ii)
            Ticketmaster may include inserts for other third parties (other than Competing Credit Card Companies except client-related sponsorships as described in Section II.E.4.c.i.1.d. hereof) or for Ticketmaster's own use in any mailings.

            (iii)
            Amex may use the inserts to communicate Cardmember benefits that do not compete with Ticketmaster's business and that comply with Ticketmaster's then effective advertising guidelines. Amex cannot use print Materials to advertise any event or venue for which Tickets are sold but for which Ticketmaster does not sell any of the Tickets.

            (iv)
            Ticketmaster agrees to work with Amex to identify other opportunities to promote the Sponsorship through Ticketmaster's mailings.

            e.
            Ticket Alert Guides.

            (i)
            As described in the Media Plan, and not in addition to the obligations in the Media Plan, Amex will be featured on the front cover of the Ticket Alert Guide.

            f.
            Proof of Performance. Within thirty (30) days after the end of calendar quarter during Term, Ticketmaster shall provide to Amex sample copies of the print Materials placed in accordance with the Media Plan. In addition, upon the giving of reasonable notice to Ticketmaster, a designated representative of Amex shall have the right to review, at reasonable intervals no more frequent that quarterly, and in such a manner that does not interfere with Ticketmaster's normal business operations, Ticketmaster's execution of the telephone interaction procedures set forth hereinabove. It is understood and agreed that the nature and extent of any such review shall be subject to Ticketmaster's confidentiality and privacy concerns regarding its clients and customers.

          3.
          Database:

          a.
          In accordance with the Media Plan, Ticketmaster will pull a list of purchasers of non-sporting/entertainment tickets and send direct mail or solo email messages to them to build upon existing Amex sponsorships. All solo email correspondence, sent in accordance with this Section, must contain or feature an offer to the recipient that is (a) reasonably targeted in scope with regard to the potential recipients; (b) relevant to the recipients as the parties may agree; and (c) feature the Ticketmaster name and/or logo within the body of the email to identify the source of the email message. In the event, Amex is unable to meet the distribution date for the email delivery as determined between the parties, the parties shall mutually agree in writing to a new date. For both solo email and direct mail campaigns under this Section, all copy and/or artwork shall be subject to Ticketmaster's reasonable approval.

          4.
          Email:

          a.
          In accordance with the Media Plan, Ticketmaster will send an email, describing benefits available to Amex card members, to all previous US Open buyers in Ticketmaster's database regarding the 2002 US Open Pre-sale opportunity, June 1-7, 2002 (subject to Ticketmaster's then current privacy policy). The content of such emails shall be provided by Amex subject to Ticketmaster's reasonable approval.

          b.
          In accordance with the Media Plan, Ticketmaster will communicate distressed inventory available for purchase as part of a GCE Program through emails and other marketing communications. The parties agree that Ticketmaster will not be responsible for providing any distressed inventory to Amex under this Agreement.

  5.
  Cardmember Benefits

  a.
  Ticketmaster and Amex shall develop mutually agreeable programs commencing promptly following the Effective Date to notify Cardmembers of the benefits of using an Amex Card with Ticketmaster, such as GCE Program or Pre-sale opportunities, and will begin to execute such programs promptly after such programs are agreed upon. Each program shall be evaluated on a case by case basis. Ticketmaster shall provide up to ** of value/resources per year toward such programs. For illustration purposes, the parties could agree to a ticket give-away program, the program value of which, including implementation costs and value of tickets, would be up to the ** threshold.

** Ticketmaster has requested from the SEC confidential treatment of this information. A complete copy of this Exhibit has been sent to the SEC along with a request that this information be kept confidential.

    b.
    Ticketmaster will provide Amex with a report stating the aggregate number of users who click on each Amex ad unit that contains those specific individual Cardmember benefits offered on ticketmaster.com identified by Amex and the aggregate number of tickets sold to Amex Cardmembers for those individual benefits promptly after the end of each such benefit program. On a semi-annual basis, Ticketmaster will also provide to Amex personally identifiable and credit card data with regard to each Cardmember who purchases tickets for events identified by Amex which are the subject of ads containing Cardmember benefits offered on ticketmaster.com, segmented by Cardmember program benefit. Ticketmaster agrees to adjust its online privacy policy if necessary to accommodate this reporting.

  6.
  Card Acceptance

  a.
  Subject to Section II.D., Ticketmaster shall accept the Amex Card pursuant to the terms of the Card Acceptance Agreement between Amex and Ticketmaster for payment on all events on its phone and online channels and through all those Ticketmaster Outlets which accept the Amex Card.

    b.
    During the Term, and subject to Section II.D., Ticketmaster agrees to designate the Amex Card as the default method within the pull down menu on all Ticket purchase pages of ticketmaster.com such that the Amex Card is the pre-selected method of payment. In the event Ticketmaster includes other payment card logos within the payments method selection area of the Ticket purchase pages of the ticketmaster.com site, Ticketmaster will also include an approved Amex logo within this area as part of the default card designation under this Section, in a size determined by Ticketmaster which is not smaller than the other payment card logos.

    c.
    No later than October 1, 2002, Ticketmaster will respect and facilitate all arrangements organized by Amex for particular events to be sold online and/or on the phones exclusively to Amex Cardmembers, subject to the consent of the applicable artist, promoter and venue.

  7.
  Amex Share of Credit and Charge Card Purchases

  a.
  The parties agree that Amex's share of all credit and charge cards used to make purchases of Tickets over the phone, online and at Ticketmaster Outlets (Amex's Share of Credit and Charge Card Purchases") during the calendar year 2001 was ** (the "Amex Baseline"). The formula for achieving the Amex Baseline is set forth on Exhibit D, which is attached hereto. Ticketmaster will use commercially reasonable efforts to obtain an increase of at least ** over the Amex Baseline each year of the Term of the Agreement, so that at the end of the Term, Amex's Share of Credit and Charge Card Purchases will represent a share of at least **.

  b.
  Every ninety (90) days during the Term, Ticketmaster shall provide to Amex a detailed written report of Amex's Share of Credit and Charge Card Purchases and shall include specific data by Ticket sale distribution channel type (e.g. phone, Ticketmaster Outlet, online). The parties will meet at least once each year of the Term to evaluate ways to increase Amex's Share of Credit and Charge Card Purchases.

  c.
  In the event Amex's Share of Credit and Charge Card Purchases does not rise at least two (2) full percentage points above the Amex Baseline to **, as measured over the twelve (12) month period ending on March 31, 2004, Amex may terminate this Agreement upon no less than three (3) months prior written notice to Ticketmaster.

** Ticketmaster has requested from the SEC confidential treatment of this information. A complete copy of this Exhibit has been sent to the SEC along with a request that this information be kept confidential.

  8.
  Staffing/Customer Service

  a.
  Ticketmaster will provide a dedicated account executive to manage the Ticketmaster/Amex relationship who will interface with the Ticketmaster operations group fulfilling the Ticketmaster/Amex relationship.

  b.
  Amex will have the opportunity to monitor customer service training dedicated to the GCE Program, participate in mutually agreed to reviews of GCE Program customer service performance, and suggest changes to improve handling of GCE Program disputes and increase Cardmember satisfaction levels.

  9.
  Media Plan Penalties

    a.
    Provided that Amex delivers relevant media creative and advertising materials in accordance with the schedule set forth on Exhibit E, then, in the event that Ticketmaster fails to deliver any portion of any separately identified element of the Media Plan during any time period called for by the Media Plan (and in the absence of a separately identified time period, such time period will be one year), Ticketmaster will owe to Amex a penalty for such non-performance. The penalty will be provided to Amex by Ticketmaster allowing Amex to reduce its next regular quarterly payment to Ticketmaster by the amount of the penalty, or, with regard to the last quarter of the term, by Ticketmaster refunding to Amex the amount of the penalty. The penalty will equal the value attributable to the applicable element, in the Media Plan, multiplied by **, multiplied by the fraction of the deliverable set forth in the specific element of the Media Plan which Ticketmaster failed to timely deliver. In no event during a year will Ticketmaster pay a penalty more than once for failing to deliver an element if it fails to deliver that element more than once during that year.

** Ticketmaster has requested from the SEC confidential treatment of this information. A complete copy of this Exhibit has been sent to the SEC along with a request that this information be kept confidential.

  10.
  Jones Beach/PNC Events

  a.
  Notwithstanding anything herein to the contrary, Ticketmaster shall develop an email notification program, targeting those ticket purchasers in the Tri-State area (New York, New Jersey and Connecticut), who have not opted out from receiving such communications, promoting a pre-sale for the PNC Bank/Jones Beach, May 1-3/May 8-10, 2002 events (approximately 70-90 shows) (the "Jones Beach Shows"), in accordance with the Media Plan. In order to fulfill this notification, Amex must provide Ticketmaster with event specific information necessary to create the emails no later than April 16, 2002 so Ticketmaster can create the email lists in a timely manner. Ticketmaster shall make the Amex MR Phone Access available, on a one-off basis, for the Jones Beach Shows on-sale only during the first ten days of May, 2002. Ticketmaster will train its customer service representatives to accommodate this one-off Amex MR redemption with the cooperation of Amex, including cooperation on mutually agreeable phone scripting and Amex provided training materials. Ticketmaster will cause Amex MR to be accepted as a special method of payment for the Jones Beach shows both on the phones and online (but not at Ticketmaster Outlets) using a promotional code. Ticketmaster will limit the method of payment on the phones for the Jones Beach shows to Amex cards and MR only. Amex acknowledges that Ticketmaster cannot restrict the method of payment online or at the outlets for the Jones Beach Shows.

  11.
  Tribeca Film Festival

  a.
  Notwithstanding anything herein to the contrary, Ticketmaster will restrict the method of payment for sales of tickets to the Tribeca Film Festival on the phones to Amex Cards only for the three days of the pre-sale for this event (but no such restriction for the general on-sale). Amex acknowledges that Ticketmaster cannot limit the method of payment online or at Ticketmaster Outlets for the Tribeca Film Festival.

III. GOVERNING PROVISIONS OF AGREEMENT

A.
Promotion Copy

1.
Review and Approval. Unless either party is using the attachments to this Agreement or the Exhibits containing pro forma Ticketmaster or Amex Materials or such other Materials that have already been approved, each of the parties hereto shall cause all Materials, and modifications and/or changes to Materials, to be delivered to the other party, for review, comment, and approval or disapproval, at least ten (10) Business Days in advance of a comment deadline imposed by or upon the requesting party (unless a different approval period or procedure is expressly set forth herein). Neither party may materially amend, modify, or alter Promotion Copy after it has been approved by the other party, except with the explicit written approval of such other party.

B.
Ownership of Mailing List and Customer Information.

1.
Customer Lists. The Customer Lists (and any Ticketmaster purchase information with respect to the consumers of Ticketmaster appearing on the Customer Lists) shall be owned solely and exclusively by Ticketmaster, shall be deemed proprietary and confidential and subject to the confidentiality provisions of this Agreement set forth in Section III.G. below. Except as expressly set forth herein, Amex will not disclose Ticketmaster-specific information to any third party for any purpose, without the prior written consent of Ticketmaster.

2.
Responders and Purchasers. Except for Amex Confidential Information, Ticketmaster may add to its Customers Lists the names, addresses, telephone numbers and e-mail addresses of, clickthrough data concerning and purchasing information about, the consumers of Ticketmaster appearing on the Customer Lists who purchase Tickets, services or merchandise through Ticketmaster through whatever media using the Amex Card including the Internet and may use such information in the same manner it uses such information on other consumers of Ticketmaster appearing on the Customer Lists. Notwithstanding the forgoing, Ticketmaster shall not create a separate list of Amex Cardmembers or a list showing payment information including type for the use or benefit of Ticketmaster or any third party.

C.
Trademarks/Intellectual Property.

1.
Limited License. Neither Ticketmaster nor Amex is being granted or vested with any right or interest, ownership or otherwise, in or to any of the trademarks, trade names, service marks or logos of the other by virtue of or pursuant to this Agreement, except as expressly provided herein. Ticketmaster shall have a non-exclusive, non-transferable license to use the Amex name and trademarks, but said license is limited to only such uses as are expressly provided for in this Agreement. Amex shall have a non-exclusive, non-transferable license to use the Ticketmaster name and logo solely to accurately describe its relationship with Ticketmaster and the preferred card rights described herein. The use of Ticketmaster's name and logo by Amex is subject to the reasonable approval of Ticketmaster, with the understanding that Ticketmaster will reasonably approve, on a pre-authorized basis, permissible variations which will provide options to Amex to reference the Ticketmaster-Amex relationship. The use of Amex's name and logo shall be subject to Amex's approval as set forth in this Agreement. Notwithstanding anything in this Agreement to the contrary, the placement of any Amex name, trademark or logo in any Sponsorship Media shall be subject to Amex's prior approval. Any other use of either party's marks is prohibited, unless prior written authorization is obtained. At the end of the Term, Ticketmaster may use Amex's marks on any printed Materials bearing the Amex logo for a period of not less than sixty (60) days from the date of termination and otherwise as provided herein, the parties shall cease to make use of each others marks except as authorized by separate agreement. Neither party will obtain any ownership interest in the marks of the other party or any other rights or entitlement to continue use of such marks of the other party other than as provided in this Agreement. Neither party will disparage, dilute or otherwise adversely affect the validity of the marks of the other. All goodwill and other rights that may be acquired in the marks of the other party will inure to the sole benefit of the trademark owner. In the performance of this Agreement, each party will comply with all applicable trademark laws and regulations. In the event this Agreement is terminated for any reason, the parties shall immediately cease to make use of the other's Marks except for Materials that have been produced or are in production at the date of termination of this Agreement and as contemplated by Section III.G.4. hereof, except as set forth above with regard to printed Materials.

  2.
  Reservation of Rights. Each of the parties hereto shall grant to the other the limited and non-exclusive, royalty free license to use, copy and reproduce and distribute its trademarks pursuant to this Agreement. During the term of this Agreement, each of the parties, to the extent that it has any such rights which may be sublicensed, shall grant to the other party, non-exclusive, royalty free sublicense to use, copy and reproduce and distribute its licensors' trademarks in connection with the promotion and distribution, publication and dissemination of the Materials relating to the Sponsorship Opportunity pursuant to this Agreement. Any and all trademarks and other intellectual property rights of each of the parties shall remain the exclusive property of such party or shall be properly licensed to such party or an affiliate of such party.

  3.
  Grant of License/Disclaimer of Warranty. Each of the parties hereto grants to the other a non-exclusive, U.S. license to use those trade names, trademarks, logos, service marks and product designations of such party and its licensors (collectively, "Company Marks") and brand designated for use in connection with a party's activities under this Agreement. Each party acknowledges that the other party has taken reasonable measures to secure its rights in the Company Marks and brand in the United States and elsewhere. However, with respect to the Internet promotion, which may be viewed worldwide, the parties do not warrant that their respective rights in the Company Marks necessarily extend to all nations worldwide. Each party agrees that its use of the other party's Company Marks shall be in accordance with good trademark practice and with the other party's policies regarding trademark usage as established from time to time by such party at its discretion and communicated to the other party. Both parties understand and agree that its use of Company Marks in connection with this Agreement shall not create any right, title or interest in or to such trademarks and that all such use and goodwill associated with such trademarks will inure to the benefit of the other party and its licensors.

  4.
  Nothing in this Agreement and no rights granted under it shall be construed to confer upon Ticketmaster any express or implied right or license to Amex U.S. Patent No. 6,067,532 entitled "Ticket Redistribution System" or, except as provided in Section III.C.1 and Section III.C.3 above, to any other intellectual property right owned by AMEX prior to the Effective Date.

D.
Representations and Warranties.

1.
General. Each of the parties hereto represents and warrants to the other party that

a.
the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on its part, such party is duly incorporated, validly existing and in good standing, and this Agreement is a valid and binding obligation of such party enforceable against such party in accordance with its terms;

    b.
    neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance with any provision hereof, will conflict with or result in a breach of any provision of such party's articles of incorporation or by-laws, each as amended, cause a breach or default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, lease, mortgage, indenture, license or other instrument, contract, agreement, letter of intent, or oral or written understanding binding upon such party or its assets, violate any provision of any law, statute, rule or regulation or order, writ, judgement, injunction or decree applicable to such party or its assets, or infringe upon any intellectual property or other proprietary right of any third party;

    c.
    it is not subject to bankruptcy or insolvency proceedings;

    d.
    except as otherwise disclosed, no actions, suits or proceedings are pending or, to its knowledge, threatened which would materially adversely affect its ability to perform its obligations hereunder;

    e.
    no representation or warranty contains any untrue statement or omits to state any material fact required to make the statement not misleading; and

    f.
    no consent, approval, order or authorization or filing with any governmental body or from any other party is required on its part in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereunder.

  2.
  Additional Ticketmaster Warranties. Ticketmaster further represents and warrants that

  a.
  it will comply with all the terms of the Card Service Agreement in all material respects during the term of this Agreement and acknowledges that a material uncured breach of the Card Service Agreement constitutes breach of this Agreement.

E.
Indemnification.

1.
Indemnification by Amex. Amex shall defend, indemnify and hold harmless Ticketmaster, and its parent, subsidiaries and affiliated companies, and each of their respective officers, directors, shareholders, partners, employees, licensees, agents, successors and assignees, from and against any and all liabilities, losses and expenses whatsoever, including without limitation claims, damages, judgments, awards, settlements, investigations, costs and expenses (including without limitation reasonable attorneys fees and disbursements) ("Claims") which claims arising out of:

a.
any and all Materials provided by Amex to Ticketmaster or prepared by Ticketmaster at Amex's direction and approved by Amex (including all Promotional Copy) for the Sponsorship Media set forth in this Agreement;

b.
the acts or omissions of Amex and its employees and subcontractors in the performance of Amex obligations under this Agreement;

c.
any breach by Amex of any of its representations, warranties, covenants or obligations under this Agreement; and

d.
the negligent acts of Amex or the negligent acts of Amex's agents, employees or representatives, whether or not related to or arising from this Agreement, or Amex or Amex's agents, employee's or representative's violations or alleged violations of any federal, state or local laws, regulations or rulings, including those relating to consumer credit.

  2.
  Indemnification by Ticketmaster. Ticketmaster shall defend, indemnify and hold harmless Amex, its parent, subsidiaries and affiliated companies and each of their respective officers, directors, shareholders, partners, employees, licensees, agents, successors and assignees, from and against any and all Claims which any of them may become obligated to pay resulting from third party Claims arising out of:

  a.
  its advertising for the Sponsorship;

  b.
  the acts or omissions of the Ticketmaster and its employees and subcontractors in the performance of Ticketmaster obligations under this Agreement;

  c.
  any breach by Ticketmaster of any of its representations, warranties, covenants or obligations under this Agreement; and

  d.
  the negligent acts of Ticketmaster or the negligent acts of Ticketmaster's agents, employees or representatives, whether or not related to or arising from this Agreement, or Ticketmaster or Ticketmaster's agent's, employee's or representative's violations or alleged violations of any federal, state or local laws, regulations or rulings.

  3.
  Indemnification Procedure. Any party seeking indemnification under Section III.E.1. or F.2. above (the "Indemnitee") shall give the party from which indemnification is sought (the "Indemnitor") prompt notice of any claim for which indemnification is sought. The Indemnitor shall have control over the defense and settlement of any such claims, except that the prior written consent of the Indemnitee (which shall not be unreasonably conditioned, delayed, or withheld) shall be required for any settlement that does not involve only the payment of cash. To the extent reasonably requested by the Indemnitor, the Indemnitee shall cooperate in such defense, at Indemnitor's cost and expense. The Indemnitee shall have the right to participate in the defense of any such claim at its own expense.

F.
Confidentiality.

1.
Confidentiality Information. Each party, as a recipient ("Recipient") of any Confidential Information of any other party ("Discloser") shall hold such Confidential Information in the strictest confidence and each Recipient shall protect all Confidential Information of the Discloser with the same degree of care that the Recipient exercises with respect to its own proprietary and confidential information. The Recipient shall not disclose or otherwise disseminate any Confidential Information of the Discloser to any third party (which shall exclude its officers, directors, employees, agents and affiliates and the officers, directors, employees agents and affiliates of such affiliates who have a need to know such information) or use any Confidential Information of the Discloser for purposes other than those set forth in this Agreement. However, the Recipient shall have no obligation with respect to Confidential Information that (i) is in public domain through no act of the Recipient, (ii) was in the Recipient's possession without any restriction on use or disclosure prior to its disclosure by the Discloser, (iii) is received from a third party without any restriction on use or disclosure, provided that disclosure of such information by such third party is not known by the Recipient to be a breach of any obligation of confidentiality owed to the Discloser, (iv) is required to be disclosed by a court order or other governmental authority or by federal securities laws, or (v) is independently developed by the Recipient.

2.
Publicity. During the Term, except as required by law, neither party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transaction contemplated hereby without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. The parities shall cooperate as to the timing and content of any such press release or public announcement and either party shall be entitled to make such comments as are necessary and appropriate in furtherance thereof and consistent therewith. If either party distributes internally any copies of this Agreement or any parts thereof, it shall instruct each recipient that he or she is subject to the confidentially obligation.

  3.
  Survival. The obligations of this Section III.F. shall survive for the Term and for a period of two (2) years after the termination of this Agreement.

  4.
  Remedies. The parties acknowledge and agree that, in the event of a breach or threatened breach of this Section III.F., the non-breaching party may have no adequate remedy in money damages and accordingly, may be entitled to appropriate injunctive relief against such breach or threatened breach.

G.
Termination.

1.
Default / Dispute Resolution. The parities shall attempt in good faith to resolve through negotiations any disputes, alleged breaches, claims, or disagreements which may arise between them with respect to the interpretation of any provision of this Agreement or with respect to performance under this Agreement (each, a "Dispute"). Either party may initiate negotiations by sending to the other party a notice describing the Dispute in detail (the "Non-Compliance Notice") and setting forth the relief requested. The receiving party shall have a period of five (5) Business Days after its receipt of the Non-Compliance Notice to respond to the allegations set forth in the Non-Compliance Notice with a written statement of its position on, and recommended solution to, the Dispute. In the event the Dispute has not been resolved, the representatives of each party with full settlement authority shall, within two (10) Business Days after the date of the Non-Compliance Notice, commence good faith efforts to resolve the Dispute. If the Dispute is not resolved by these negotiators, which shall in all respects be treated as Confidential Information under this Agreement, the matter will be submitted to JAMS/ENDISPUTE for non-binding mediation in accordance with following procedure:

a.
Any and all Disputes not resolved by negotiation as described above, shall be submitted to JAMS/ENDISPUTE for non-binding mediation. Any mediator shall be bound by the express terms of this Agreement and shall not change or modify any terms of this Agreement or make any award of damages in excess of the amount set forth in this Agreement or grant any relief not expressly set forth herein.

b.
Either party may commence non-binding mediation by providing to JAMS/ENDISPUTE and the other party a written request for mediation, setting forth the subject of the Dispute and the relief requested. The parties will cooperate with JAMS/ENDISPUTE and with one another in selecting a mediator from JAM/ENDISPUTE's panel of neutrals, and in scheduling the mediation proceedings. The parties covenant that they shall participate in the mediation in good faith, and that they shall share equally in costs. All offers, promises, conduct and statements, whether oral or written, and made in the course of the mediation by any of the parities, their agents, employees, experts and attorneys, and by the mediator or any JAMS/ENDISPUTE employees, are confidential, privileged and inadmissible for any purpose, including impeachment, in any proceeding involving the parities, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation.

2.
Certain Termination Events.

a.
In the event of any breach of Section II.B. (Consideration), II.E. (Marketing), III.B. (Ownership of Mailing Lists and Customer List Information) or III.C. (Trademarks/Intellectual Property) of this Agreement by either party hereto, or in the event either party materially breaches the Card Service Agreement, the non-breaching party shall have the right to terminate this Agreement if the breaching party has not cured said breach within thirty (30) days after its receipt of a detailed notice from the non-breaching party specifying the alleged breach. Notwithstanding the foregoing, in the event the alleged breach is of a nature that is subject to cure but not within said thirty (30) day period, the breaching party shall have an additional period which agreeable to both parties but is not less than ten (10) days in which it may, through the exercise of reasonable best efforts, cure the alleged breach, failing which the non-breaching party shall have the right to terminate this Agreement upon thirty (30) days prior written notice. If the breach is not cured within the end of the thirty (30) day cure period or other extended cure period, or if a Dispute arises as to whether the breach was cured, the parties shall engage in Dispute Resolution as set forth above (unless otherwise mutually agreed). In such event, if Ticketmaster is in breach, any moneys paid in advance pursuant to the payment terms of this Agreement in respect of the applicable quarterly period(s) will be returned on a pro-rata basis based on the date of the breach.

    b.
    Without limiting the generality of the foregoing, subject to the dispute resolution procedure set forth herein, in addition to any rights hereunder, the non-breaching party shall be entitled to pursue any and all rights and remedies that it may have at law or in equity.

    c.
    If at any time either party suffers any material damage, cost or expense (i.e., resulting in provable financial loss) as a result of improper or inaccurate Materials regarding the services of the other party and if such Materials have not been approved, the aggrieved party shall have a right to immediately terminate this Agreement provided that the breaching party has not cured said breach within thirty (30) days after its receipt of a detailed notice from the non-breaching party specifying the alleged breach. Notwithstanding the foregoing, in the event the alleged breach is of a nature that is subject to cure but not within said thirty (30) day period, the breaching party shall have an additional period which agreeable to both parties but is not less than ten (10) days in which it may, through the exercise of reasonable best efforts, cure the alleged breach, failing which the non-breaching party shall have the right to terminate this Agreement upon thirty (30) days prior written notice. If the breach is not cured within the end of the thirty (30) day cure period or other extended cure period, or if a Dispute arises as to whether the breach was cured, the parties shall engage in Dispute Resolution as set forth above (unless otherwise mutually agreed).

    d.
    Either Ticketmaster or Amex will have the right to terminate this Agreement early on no less than twelve (12) months' prior written notice to the other in the event that Ticketmaster or its parent or affiliates acquires a controlling interest in a company which issues or distributes a credit, charge and/or payment card.

  3.
  Insolvency or Dissolution of Any Performing Party. If any of the following occurs,

  a.
  the commencement of any voluntary bankruptcy, insolvency, reorganization, readjustment of debt, dissolution, liquidation of debt or other insolvency proceeding in which either party is a debtor; or

  b.
  the suspension or termination of either party's business or dissolution thereof or the appointment of a receiver, trustee or similar officer to take charge of a substantial part of such entity's assets;

    either party may terminate this Agreement upon written notice to the other party.

  4.
  Continuation of Services Upon Termination of Agreement. In all events of termination of this Agreement, Ticketmaster shall make all reasonable business efforts to discontinue Media Promotions as soon as practicable; provided, however, that print promotions shall be permitted to be distributed until Ticketmaster is able to reprint and substitute inventory on-hand at the date of termination of this Agreement.

H.
Limitation of Liability.

  Each party shall be liable to the other only for direct and actual documented financial losses arising from a breach of this Agreement, and in no event shall either party be liable to the other for lost profits or for consequential, special, indirect, punitive or exemplary damages. The foregoing limitation shall not apply to damages arising directly from a non-affiliated third-party claim for which the liable party is responsible under Section III.E. above entitled "Indemnification."

  Notwithstanding the foregoing, any breach of Section III.C or Section III.F of this Agreement may cause irreparable harm to the parties, and in the event of any threatened breach, each party shall be entitled to injunctive relief in addition to any other available remedy.

I.
Force Majeure.

  The party whose performance is prevented, hindered or delayed by a Force Majeure event shall promptly give the other party written notice of the occurrence of such event and describe such event in reasonable detail, together with the estimated duration of the delay related thereto. Such party shall take all reasonable steps to minimize both the affect and the duration of the event. Such party shall not be entitled to receive payment for those services which it failed to perform as a result of a Force Majeure event.

J.
Notices.

1.
Addresses. All notices and other communications under this Agreement shall be writing and shall be deemed given (i) on the next day if delivered by overnight mail or courier, (ii) on the date indicated on the return receipt after being sent by certified or registered mail, postage pre-paid, or (iii) on the date received if sent by facsimile transmission to the party for whom intended to the following addresses:

    If to Ticketmaster:

    Ticketmaster
    3701 Wilshire Boulevard
    Los Angeles, CA 90010
    Attn:    President
    Attn:    General Counsel
    Fax #:    (213) 382-2738

    If to Amex:

    American Express Travel Related Services Company, Inc.
    200 Vesey Street
    New York, New York 10285
    Attn:    Vice President—Charge Card Loyalty
    Fax #:    (212) 640-0110

    with a copy to:

    American Express Travel Related Services Company, Inc
    200 Vesey Street
    New York, New York 10285
    Attn:    General Counsel's Office
    Fax #:    (212) 640-4929

    Each party may by notice to the others change the address to which notices to such party are to be delivered.

  2.
  Contacts. Ticketmaster and Amex shall each have a dedicated contact person to act as a liaison between parities.

K.
Binding Effect; Assignment. This Agreement is binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Except as otherwise contemplated hereunder this Agreement may not be assigned, in whole or in part, without the prior written consent of the other party (which consent may be granted or withheld in the reasonable discretion of such other party) except to a Related Company. "Related Company" means (i) a company of which more than 50% of the Voting Shares are owned by a party, (ii) a company that owns or controls, directly or indirectly, more than 50% of the Voting Shares of a party, or (iii) a company of which more than 50% of the Voting Shares are under common control or ownership, directly or indirectly, with the Voting Shares of a party. "Voting Shares" means outstanding shares or securities representing the right to vote for the election of directors or other managing authority.

L.
Miscellaneous.

1.
No Joint Venture. The relationship of Ticketmaster and Amex hereunder shall in no way be construed to create a joint venture, partnership, or employment or agency relationship between the parties.

2.
Expenses. Except as provided in SectionIII.E.. (Indemnification) above, each party shall bear its own expenses incident to this Agreement and the transactions contemplated hereby.

3.
Periodic Review. Upon the giving of reasonable notice to Ticketmaster, a designated representative of Amex shall have the right to review, at reasonable intervals, upon at least ten (10) Business Days notice, and in such a manner that does not interfere with Ticketmaster's normal business operations, Ticketmaster's execution of Call Center Agents' interaction procedures. It is understood and agreed that the nature and extent of any such review shall be subject to Ticketmaster's contractual and statutory confidentiality and privacy concerns.

4.
Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

5.
Entire Agreement. This Agreement, including all Exhibits attached hereto and incorporated herein, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, both written and oral, between Ticketmaster and Amex with respect to the subject matter hereof.

6.
Waiver of Breach. The failure of any party hereto at any time to enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provisions, or in any way to effect the right of any party thereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach of any provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party against which enforcement of such waiver is sought; and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

7.
Amendment. No amendment of this Agreement shall be effective unless embodied in a written instrument executed be all of the parties.

  8.
  Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to conflict of laws principals.

  9.
  Severability. If any provision of this Agreement is declared invalid or otherwise determined to be unenforceable for any reason, such provision shall be deemed to be severable from the remaining provisions of this Agreement, which shall otherwise remain in full force and effect.

  10.
  Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

  11.
  Further Assurances. The parties agree to execute and deliver, or to cause to be executed and delivered, such further instruments or documents, and the take such other action, as may be reasonably required to carry our the transactions contemplated by this Agreement, in each case provided the same do not impose any additional liabilities or material obligation upon the other parties.

  12.
  Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same Agreement.

        IN WITNESS WHEREOF, Ticketmaster and Amex have caused this Sponsorship Marketing Agreement to be duly executed effective as of the date first above written by their respective officers duly authorized.

TICKETMASTER L.L.C.

By:	/s/ BRADLEY K. SERWIN Name: Bradley K. Serwin Title: Vice President Date: on July 12, 2002

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

By:	/s/ JUDY HOFFSTEIN Name: Judy Hoffstein Title: Executive Vice President Date: on July 17, 2002

EXHIBIT A—MEDIA PLAN

**

**  Ticketmaster has requested from the SEC confidential treatment of this information. A complete copy of this Exhibit has been sent to the SEC along with a request that this information be kept confidential.

EXHIBIT B—SIZE AND SPECIFICATION OF AMEX LOGO

American Express Worldwide Identification Standards
11/01

Guidelines on using the Blue Box logo:

General

  •
  All American Express communications material must be branded with a Blue Box logo. This includes brochures, advertisements, product promotions, electronic advertising, and all elements of direct mail packages including applications and letters (with the exception of business reply cards).

  •
  The only versions of the Blue Box logo that can be used for branding purposes are the plain Blue Box, or versions with drop shadow, halo or highlight effect. Please refer to the Worldwide Identification Standards manual for more information.

  •
  The "Highlighted" logo, i.e., the version with the gradated effect inside the box, may be used instead of the traditional Blue Box as long as it is used consistently throughout a piece or campaign.

  •
  The "Highlighted" Blue Box should never be used with a halo effect.

  •
  Product/Service signatures can be used as branding devices on any printed material when appropriate. Please see section four of the Worldwide Identification Standards manual for more information.

  •
  Product/Service logos should be designed as self-contained units to fit within the product/service signature format. Global Brand Management must approve new designs.

  •
  The Blue Box logo should never be used as text. If a line of text that includes the words 'American Express' accompanies the Blue Box, 'American Express' must be spelled out

Color

  •
  The Blue Box logo must always be reproduced in American Express Blue (Pantone 307) unless a piece is black and white only. The logo can then be printed in black.

  •
  The words, "American Express" inside the Blue Box logo must always be outlined in white, regardless of the background color upon which the logo appears.

  •
  Business area nomenclature, e.g., Cards, must always be specified as black or white depending on the background color upon which the logo appears, (i.e., black on light backgrounds or white on dark backgrounds.).

  •
  The Blue Box logo may not be reversed, i.e., white box/blue text, for any reason. Either the haloed or highlighted versions of the Blue Box logo are to be used on dark or similar color backgrounds.

  •
  The Blue Box logo should never be placed on a blue or green background that is too similar in color to Pantone 307.

  •
  When reproducing the Blue Box logo in 4/C process, the screen values should be specified as 100% cyan, 6% magenta and 34% black. When reproducing the Blue Box logo for online use, the RGB equivalent color breakdown is R=0, G=102, B=153.

Size

  •
  The recommended minimum size for the American Express Blue Box logo is 1/2 inch for standard magazine full-page print media. The Blue Box size should be proportionately larger for larger size spaces, like broadsheet newspaper or outdoor.

  •
  The Blue Box logo can never be specified smaller than 3/8" in print material and 5/8" (45 x45 pixels) in electronic media.

  •
  The Blue Box logo cannot be modified, shortened, or altered in any way. The American Express typography cannot be used outside of the Blue Box.

  •
  The logo must always be surrounded by an open space, except when treated as a product/service signature. A minimum distance of 1/3 of the Blue Box must be allowed above, below and to the sides of the signature, including the nomenclature, the "®" and the "do more" when applicable.

Guidelines on using graphics:

  •
  The Centurion should not be used as a graphic device in marketing or communication pieces of any kind. It is only used on American Express card plastic or cheque products, or for Insurance product print materials.

  •
  When reproducing a visual of an American Express card, use 4/C photography or halftone art whenever possible. Visuals of non-proprietary products such as co-brand, affinity and network cards should always be 4/C photography or halftone art.

  •
  The filigree and/or radial patterns may be used to enhance the visual branding. They are most effectively used as background texture. Colors should be chosen carefully to ensure they are tasteful. The filigree pattern's fine line detail must always be the darker color, the background the lighter color.

  •
  The American Express POP decal design, i.e., the Blue Box surrounded by a silver radial pattern, may never be used as a Brand signature in any communication. The Cards Welcome POP decal may only be depicted in card acceptance marketing from Amex to merchants or from Amex to consumers touting card acceptance in a market. It would always appear in addition to the standard Blue Box logo used as Brand signature.

Guidelines on using the Blue Box logo with taglines, such as "Official Card of..." or "Teamed with American Express":

  •
  The tagline can appear either above, below, to the left or right of the Blue Box. It should never be placed to the right of the Blue Box when nomenclature, such as Cards, is used. Preferred tagline placement is to the left of the box.

        **** "TEAMED WITH" AMEX LOGO *****

  •
  The tagline must be spaced away from the American Express Blue Box at least 1/8 ", whether to the left, above or below the box.

  •
  The tagline font should be an American Express font, i.e., in the font families of either Times or Univers.

  •
  When the words American Express are used, it is important to use the font Univers Extra Black, per above example.

  •
  Please do not modify the electronic artwork provided by American Express.

For more information, please contact Global Brand Management: Lisa Skilling: 212-640-7922

EXHIBIT C—TICKETMASTER SUBSIDIARIES AND AFFILIATES

Ticketmaster-Indiana L.L.C.
Ticketmaster Indiana (a joint venture)
Ticketmaster Group Limited Partnership

EXHIBIT D—FORMULA FOR CALCULATING THE AMEX BASELINE

**

**  Ticketmaster has requested from the SEC confidential treatment of this information. A complete copy of this Exhibit has been sent to the SEC along with a request that this information be kept confidential.

EXHIBIT E—SCHEDULE FOR DELIVERING AMEX CREATIVE

**

**  Ticketmaster has requested from the SEC confidential treatment of this information. A complete copy of this Exhibit has been sent to the SEC along with a request that this information be kept confidential.

QuickLinks

SPONSORSHIP MARKETING AGREEMENT
EXHIBIT A—MEDIA PLAN
EXHIBIT B—SIZE AND SPECIFICATION OF AMEX LOGO
EXHIBIT C—TICKETMASTER SUBSIDIARIES AND AFFILIATES
EXHIBIT D—FORMULA FOR CALCULATING THE AMEX BASELINE
EXHIBIT E—SCHEDULE FOR DELIVERING AMEX CREATIVE